UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): January 1, 2025
INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road
Sunnyvale, California 94086
(Address of Principal Executive Offices) (Zip Code)
   Registrant’s telephone number, including area code: (408) 523-2100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISRG	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective January 1, 2025, Jamie E. Samath was promoted to serve as Executive Vice President, Chief Financial Officer and Head of Business Technology of Intuitive Surgical, Inc. (the “Company”). Mr. Samath previously served as Senior Vice President, Chief Financial Officer and Head of Business Technology. In connection with Mr. Samath’s promotion, his annual base salary was increased from $605,000 to $683,000, and his target annual cash bonus opportunity (as a percentage of base salary) was increased from 65% to 100%.
In addition, effective January 1, 2025, Henry L. Charlton was promoted to serve as Executive Vice President, Chief Commercial and Marketing Officer of the Company. Mr. Charlton previously served as Senior Vice President, Chief Commercial and Marketing Officer. In connection with Mr. Charlton’s promotion, his annual base salary was increased from $600,000 to $670,000, and his target annual cash bonus opportunity (as a percentage of base salary) was increased from 65% to 100%.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: January 6, 2025	By:	/s/ JAMIE E. SAMATH
Name: Jamie E. Samath
Title: Executive Vice President, Chief Financial Officer